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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Kaydon Corporation:


     As independent public accountants, we hereby consent to the incorporation of our report dated May 5, 1995, included in this Form 11-K, into the Company's previously filed Form S-8 Registration Statement Numbers 2-89399, 2-92778, 33-48762, 33-61646 and 33-61648.



/s/ Arthur Andersen LLP
- ---------------------------
ARTHUR ANDERSEN LLP

Grand Rapids, Michigan
June 22, 1995





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